UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2004

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida (Address of principal executive offices)	33133 (Zip Code)

(305) 441-6901
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 23, 2004, Spanish Broadcasting System, Inc. (“SBS”) completed the acquisition contemplated by the merger agreement dated as of October 5, 2004 with Infinity Media Corporation (“Infinity”), Infinity Broadcasting Corporation of San Francisco (“Infinity SF”) and SBS Bay Area, LLC, a wholly-owned subsidiary of SBS (“SBS Bay Area”). As a result of the merger, SBS has acquired the Federal Communications Commission (“FCC”) license of Infinity SF for KRZZ-FM, serving the San Francisco, California market and certain related assets.

     At the closing, SBS issued to Infinity (i) an aggregate of 380,000 shares of Series C convertible preferred stock (the “Series C preferred stock”), which are convertible into shares of the Class A common stock of SBS; and (ii) a warrant to purchase an additional 190,000 shares of the Series C preferred stock at an exercise price of $300 per share.

     The Series C preferred stock of SBS issued as a result of the consummation of the merger were issued pursuant to the terms and conditions of a certificate of designation. Upon conversion, each share of Series C preferred stock held by a stockholder will convert into twenty fully paid and non-assessable shares of Class A common stock, which shares will be exempt from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not involving a public offering. The shares of Series C preferred stock issued at the closing of the merger are convertible into 7,600,000 shares of Class A common stock, subject to adjustment, and the Series C preferred stock issuable upon exercise of the warrant are convertible into an additional 3,800,000 shares of Class A common stock, subject to adjustment.

     There is no material relationship, other than in respect of the merger transaction and other related agreements, between SBS and SBS Bay Area, on the one hand, and Infinity and Infinity SF or any of their affiliates, or any director or officer of Infinity or Infinity SF, or any associate of any such director or officer, on the other hand.

     The above summary description of the merger transaction does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by SBS on October 8, 2004 and is incorporated by reference into this report. The certificate of designation and warrant governing the Series C preferred stock are attached hereto as exhibits 4.1 and 4.2, respectively.

Registration Rights Agreement

     The shares of Class A common stock issuable upon conversion of the Series C preferred stock will be restricted securities, including those shares issuable upon exercise of the warrant, and the holder thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption therefrom. In connection with the closing of the merger transaction, SBS also entered into a registration rights agreement with Infinity, pursuant to which, following a period of one year (or earlier if SBS takes certain actions),

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Infinity may instruct SBS to file up to three registration statements with the Securities and Exchange Commission (the “SEC”) providing for the registration for resale of the Class A common stock issuable upon conversion of the Series C preferred stock. Under the terms of the registration rights agreement, SBS has also agreed to grant “piggyback” registration rights to Infinity for registered offerings which include the sale of shares by Raúl Alarcón, Jr. Additionally, the registration rights agreement stipulates that SBS will indemnify Infinity against liability arising in connection with the resale of their shares registered in accordance with the terms of the registration rights agreement.

     The above summary description of the registration rights agreement does not purport to be complete and is qualified in its entirety by reference to the registration rights agreement, which is attached hereto as Exhibit 4.3.

Section 9 — Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

Exhibit Number	Description of Exhibit
4.1	Certificate of Designation, dated as of December 22, 2004 with respect to the Series C convertible preferred stock

4.2	Warrant, dated as of December 23, 2004, issued to Infinity Media Corporation

4.3	Registration Rights Agreement, dated as of December 23, 2004, between Spanish Broadcasting System, Inc. and Infinity Media Corporation

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)
December 27, 2004	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Executive Vice President and Secretary

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